Exhibit 14(a)

[SUTHERLAND ASBILL & BRENNAN LLP]

April 24 , 2006

American Family Life Insurance Company

6000 American Parkway

Madison, WI 53738

Re:	American Family Variable Account I
(File No. 333-44956)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 7 to the Registration Statement on Form N-6 for American Family Variable Account I (File No. 333-44956). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

/s/ Stephen E. Roth
By:	Stephen E. Roth